UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 16, 2012 (October 16, 2012)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective October 16, 2012, Edward G. Rendell and David Gong resigned as member of the board of directors of American Realty Capital Properties, Inc. (the “Company”).  Mr. Gong was the Chairman of the Company’s Audit Committee and was the Company’s “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K.

Simultaneous with the resignation of Messrs. Rendell and Gong, the board of directors of the Company appointed (i) Robin A. Ferracone as a member of the board of directors and Audit Committee and (ii) Leslie D. Michelson, as a member of the board of directors and Chairman of the Audit Committee, each appointment effective October 16, 2012. The board of directors has determined that Mr. Michelson qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Mr. Michelson, 61, also serves as an independent director of American Realty Capital Trust, Inc. (“ARCT”) since January 2008, American Realty Capital Healthcare Trust, Inc. (“ARC HT”) since January 2011, and Business Development Corporation of America (“BDCA”) since January 2011. Mr. Michelson served as an independent director of American Realty Capital – Retail Centers of America, Inc. from March 2012 until October 2012 and American Realty Capital New York Recovery REIT, Inc. from October 2009 until August 2011. Mr. Michelson has served as the chairman and chief executive officer of Private Health Management, a retainer-based primary care medical practice management company since April 2007. Mr. Michelson is also a director of Molecular Insight Pharmaceuticals, Inc., a biotechnology company developing innovative diagnostic and therapeutic products for prostate cancer. Mr. Michelson served as vice chairman and chief executive officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and currently serves on its board of directors. Mr. Michelson served on the board of directors of Catellus Development Corp. (a publicly traded national mixed-use and retail developer) from 1997 until 2004 when the company was sold to ProLogis. Mr. Michelson was a member of the audit committee of the board of directors for 5 years. From April 2001 to April 2002, he was an investor in, and served as an advisor or director of, a portfolio of entrepreneurial healthcare, technology and real estate companies. From March 2000 to August 2001, he served as chief executive officer and as a director of Acurian, Inc., an Internet company that accelerates clinical trials for new prescription drugs. From 1999 to March 2000, Mr. Michelson served as an adviser of Saybrook Capital, LLC, an investment bank specializing in the real estate and health care industries. From June 1998 to February 1999, Mr. Michelson served as chairman and co-chief executive officer of Protocare, Inc., a manager of clinical trials for the pharmaceutical industry and disease management firm. From 1988 to 1998, he served as chairman and chief executive officer of Value Health Sciences, Inc., an applied health services research firm he co-founded. Mr. Michelson has been a director of Nastech Pharmaceutical Company Inc., a NASDAQ-traded biotechnology company focused on innovative drug delivery technology, from 2004 to 2008, of Highlands Acquisition Company, a AMEX-traded special purpose acquisition company, from 2007 to 2009, and of G&L Realty Corp., a NYSE-traded medical office building REIT from 1995 to 2001. Mr. Michelson is currently a director of Landmark Imaging, a privately held diagnostic imaging and treatment company and of Private Health Management, a retainer-based primary care medical practice management company. Also since June 2004 and through the present, he has been and is a director of ALS-TDI, a philanthropy dedicated to curing Amyotrophic Lateral Sclerosis (ALS), commonly known as Lou Gehrig’s disease. Mr. Michelson received his B.A. from The Johns Hopkins University in 1973 and a J.D. from Yale Law School in 1976. The Company believes that Mr. Michelson’s previous experience as a member of the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as a member of the audit committee, his current role as a member of the board of directors of ARCT, ARCP, BDCA and ARC HT and his legal education make him well qualified to serve as a member of the board of directors.

Ms. Ferracone, 59, has also served as an independent trustee of American Realty Capital Real Estate Income Fund since May 2012. Ms. Ferracone is the founder and Chief Executive Officer of Farient Advisors LLC, an independent executive compensation and performance consulting firm, since May 2007. From January 2005 until April 2007. Ms. Ferracone was President of the Human Capital business of Mercer, a business which included talent and compensation consulting, software, and data services globally. Prior to that, Ms. Ferracone was Chairman of the U.S. West Region for Mercer's parent company, Marsh & Mclennan Companies, and market leader and Worldwide Partner at Mercer. Before October 2001, Ms. Ferracone was President and Chairman of SCA Consulting, a firm she co-founded in 1985 and sold to Mercer in 2001, and was a strategy consultant at Booz Allen & Hamilton. Ms. Ferracone is the author of Fair Pay, Fair Play: Aligning Executive Performance and Pay (Jossey-Bass, 2010). She also contributes to numerous prominent publications including a blog for Forbes.com, and articles for Directorship, National Association of Corporate Directors, and Corporate Board Member. In 2011 and 2012, Ms. Ferracone was named to the Directorship 100, a list of the most influential people in the Boardroom. Ms. Ferracone is a member of the Duke University Board of Trustees, World Presidents' Organization, The Committee of 200, and the International Women's Forum. She also is on the board of PayScale, a venture-backed company. Ms. Ferracone earned an MBA. from the Harvard Business School, where she was a Baker Scholar and a B.A. summa cum laude in Management Science and Economics from Duke University, where she was elected to Phi Beta Kappa. The Company believes that Ms. Ferracone’s experience at Farient Advisors, her extensive work on several other boards and her business background make her well qualified to serve as a member of the board of directors.

Mr. Michelson and Ms. Ferracone, like the Company’s other independent directors, will participate in the Company’s compensation program for independent directors and the director incentive restricted share plan. The Company pays to each of its independent directors an annual fee for his or her services of $30,000, payable in quarterly installments in conjunction with quarterly meetings of the board of directors, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees are limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Each of the Company’s non-executive directors may elect to forego receipt of all or any portion of the cash or equity compensation payable to them for service as one of the Company’s directors and direct that the Company pay such amounts to a charitable cause or institution designated by such director. The Company also reimburses directors for their travel expenses incurred in connection with their attendance at full board of directors and committee meetings. The board of directors also may approve the acquisition of real property and other related investments valued at $20,000,000 or less, and any portfolio of properties valued in the aggregate at $75,000,000 or less, via electronic board meetings whereby the directors cast their votes in favor of or against a proposed acquisition via email. The independent directors are entitled to receive $750 for each transaction reviewed and voted upon with a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.

The Company also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:

•	$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or

•	$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

In either of the above cases, the Company will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

Under the restricted share plan, each non-executive director is entitled to receive an award of 3,000 restricted shares of common stock on the date of appointment and at each annual stockholder’s meeting. Restricted stock issued to independent directors vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

October 16, 2012	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors